EXHIBIT INDEX

                          EXHIBIT INDEX
                          =============


EXHIBIT NUMBER    DESCRIPTION                PAGE
--------------    -----------                ----

12                Statement re Computation   Filed Herewith
                   of Ratios

27                Financial Data Schedule    Filed Herewith